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                   [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]



July 26, 2000


UGI Corporation
460 North Gulph Road
King of Prussia, PA 19406


Re:  Registration Statement on Form S-3 for shares of common stock to be issued
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     in accordance with the UGI Corporation Dividend Reinvestment Plan
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Ladies and Gentlemen:

         We have acted as counsel to UGI Corporation, a Pennsylvania corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission (the "SEC"), pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, of a Registration Statement on Form S-3 (the "Registration Statement") for the purpose of registering 500,000 shares of common stock, without par value (the "Shares") of the Company to be offered under the Company's Dividend Reinvestment Plan (the "Plan").

         We have participated in the preparation of the Registration Statement and we have examined the (Second) Amended and Restated Certificate of Incorporation and the Bylaws of the Company, as amended to date, and such other documents, records, statutes and decisions as we have deemed necessary or appropriate for the purposes of the opinion expressed herein. As to matters of fact, we have relied on representations of officers and representatives of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         Based upon the foregoing, we advise you that, in our opinion, when issued and delivered in accordance with the terms and conditions of the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Opinion" in the Prospectus. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP